                                                                    EXHIBIT 23.5


                          Independent Auditors' Consent




The Board of Directors
PLD Asset Leasing Limited:


We consent to incorporation by reference in the registration statement (no. 333-35139) on Form S-8, in the Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (no. 333-18713), in the registration statement (no. 333-5396) on Form S-3, and in the registration statement (no. 333-5400) on Form S-3 of PLD Telekom Inc. of our report dated May 20, 1998, relating to the balance sheets of PLD Asset Leasing Limited as of December 31, 1997 and 1996, and the related statements of operations and retained earnings (deficit), and cash flows for the two ended December 31, 1997 and the nine months ended December 31, 1996, which report appears in the Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1998 of PLD Telekom Inc.





                                               Moore Stephens
                                               Chartered Accountants


Nicosia, Cyprus
August 27, 1999